Consent of Independent Auditors          Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 incentive Stock Option Plans of LSB Industries, Inc. and the Registration Statement (Form S-3, No. 33-69800) and related Prospectus of LSB Industries, Inc. of our report dated February 26, 1996, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
April 9, 1996